As filed with the Securities and Exchange Commission on July 30, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

InflaRx N.V.
(Exact Name of Registrant as specified in its charter)

The Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Winzerlaer Str. 2
07745 Jena, Germany
(+49) 3641 508180

(Address including zip code of Principal Executive Offices)

InflaRx N.V. Long-Term Incentive Plan
(Full title of the plan)

InflaRx Pharmaceuticals, Inc.
600 South Wagner Rd
Ann Arbor, MI 48103
(734) 761-8107

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Shares, par value €0.12 each	6,800,000(2)	$4.73(3)	$32,164,000	$4,174.89

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Common Shares that become issuable under the InflaRx N.V. Long-Term Incentive Plan, as amended (the “Plan”) by reason of any share dividend, share split or other similar transaction.

(2)
Represents annual automatic increases to the number of Common Shares available for issuance under the Plan effective January 1, 2021, and a number of Common Shares that may become available for reissuance under the Plan in accordance with the share counting and recycling provisions and other terms and conditions of the Plan. Common Shares available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Commission on November 17, 2017 (Registration No. 333-221656).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low prices reported for a Common Share on the NASDAQ Global Select Market on July 24, 2020.

(4)	Pursuant to General Instruction E of Form S-8, a filing fee is being paid only with respect to the registration of an additional 6,800,000 Common Shares under the Plan.

EXPLANATORY NOTE

The InflaRx N.V. Long-Term Incentive Plan, as amended (the “Plan”), includes an evergreen provision that provides that the total number of Common Shares reserved for issuance under the Plan will be increased as of January 1 of each year starting January 1, 2021 by an amount equal to the lesser of (i) four percent (4%) of the outstanding Common Shares on December 31 of the immediately preceding year and (ii) such number of Common Shares as determined by our Board of Directors (the “Board”).  On November 17, 2017, we filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-221656 (the “Prior Registration Statement”), relating to Common Shares reserved for issuance under the Plan and certain other plans. We are filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 6,800,000 additional Common Shares under the Plan.  In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on April 29, 2020.

(b) The Registrant’s Forms 6-K filed on March 2, 2020, May 21, 2020, June 30, 2020, July 15, 2020, July 20, 2020 and July 21, 2020.

(c) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s annual report referred to in (a) above.

(d) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 7, 2017 (Registration No. 001-38283), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number
4.1
InflaRx N.V. Articles of Association, dated November 7, 2017 (incorporated herein by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-1, filed on November 9, 2017 (Registration No. 333-220962))

4.2
Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-1, filed on November 9, 2017 (Registration No. 333-220962))

5.1	Opinion of NautaDutilh N.V., Dutch counsel of the Registrant, as to the validity of the common shares (filed herewith)

23.1	Consent of NautaDutilh N.V., counsel of the Registrant (included in Exhibit 5.1)

23.2	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft (filed herewith)

24	Powers of Attorney (included in the signature pages hereto)

99.1	InflaRx N.V. Long-Term Incentive Plan (incorporated herein by reference to Exhibit 99 to the Registrant’s Registration Statement on Form S-8, filed on November 17, 2017 (Registration No. 333-221656)

99.2	Amendment to InflaRx N.V. Long-Term Incentive Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jena, Germany on this 30th day of July, 2020.

InflaRx N.V.

By:	/s/ Niels Riedemann
Name:	Niels Riedemann
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Niels Riedemann and Arnd Christ as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Niels Riedemann	Chief Executive Officer and Director	July 30, 2020
Niels Riedemann	(Principal Executive Officer)

/s/ Arnd Christ	Chief Financial Officer	July 30, 2020
Arnd Christ	(Principal Financial and Accounting Officer)

/s/ Nicolas Fulpius	Chairman and Director	July 30, 2020
Nicolas Fulpius

/s/ Renfeng Guo	Director and Authorized Representative in the United States	July 30, 2020
Renfeng Guo

/s/ Katrin Uschmann	Director	July 30, 2020
Katrin Uschmann

/s/ Lina Ma	Director	July 30, 2020
Lina Ma

/s/ Mark Kuebler	Director	July 30, 2020
Mark Kuebler

/s/ Richard Brudnick	Director	July 30, 2020
Richard Brudnick